INTERIM SUB-SUB-ADVISORY AGREEMENT
between
FMR CO., INC. and
FIDELITY MANAGEMENT & RESEARCH COMPANY

	AGREEMENT made this 16th day of December, 2003, by and between FMR Co., Inc., a Massachusetts corporation with principal offices at 82 Devonshire Street, Boston, Massachusetts (hereinafter called the ''SubAdviser") and Fidelity Management
& Research Company, a Massachusetts corporation with principal offices at 82 Devonshire Street, Boston, Massachusetts (hereinafter called the ''Adviser").

WHEREAS the Adviser has entered into an Investment
Subadvisory Agreement ("Sub-Advisory Agreement") with
MetLife Advisers, LLC ("Client") and the Metropolitan Series
Fund, Inc. (the "Fund"), pursuant to which the Adviser acts as investment adviser to the Portfolios listed on Exhibit A
(individually a "Portfolio" and collectively the "Portfolios").

WHEREAS the Sub-Adviser was formed for the purpose of providing investment management of equity and high income funds and advising generally with respect to equity and high income instruments.

NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the Adviser and the Sub-Adviser agree as follows:

1.	(a)  The Sub-Adviser shall, subject to the
supervision of the Adviser, direct the investments of all or such portion of the Portfolios' assets as the Adviser shall designate in accordance with the investment objectives, policies and limitations as provided in the Portfolios' Prospectus or other governing instruments, as amended from time to time, the Investment
Company Act of 1940 and rules thereunder, as amended from time to time (the ''1940 Act"), and such other limitations as the Portfolios may impose by notice in writing to the Adviser or Sub-Adviser. The Sub-Adviser shall also furnish for the use of the Portfolios' office space and all necessary office facilities, equipment and personnel for servicing the investments of the Portfolios; and shall pay the salaries and fees of all personnel of the Sub-Adviser performing services for the Portfolios relating to research, statistical and investment activities. The Sub-Adviser is authorized, in its discretion and without prior consultation with the Portfolios or the Adviser, to buy, sell, lend and otherwise trade in any stocks, bonds and other securities and investment instruments on behalf of the Portfolios. The investment policies and all other actions of the Portfolios are and shall at all times be subject to the control and direction of the Fund's Board of Directors.
	(b) The Sub-Adviser shall also furnish such reports, evaluations, information or analyses to the Fund and the Adviser as the Fund's Board of Directors or the Adviser may request from time to time or as the SubAdviser may deem to be desirable. The Sub-Adviser shall make recommendations to the Fund's Board of Directors with respect to Portfolios' policies, and shall carry out such policies as are adopted by the Directors. The Sub-Adviser shall, subject to review by the Board of Directors, furnish such other services as the Sub-Adviser shall from time to time determine to be necessary or useful to perform its obligations under this Agreement and which are not otherwise furnished by the Adviser.
	(c) The Sub-Adviser shall place all orders for the purchase and sale of portfolio securities for the Portfolios' accounts with brokers or dealers selected by the Sub-Adviser, which may include brokers or dealers affiliated with the Adviser or Sub-Adviser. The Sub-Adviser shall use its best efforts to seek to execute portfolio transactions at prices which are advantageous to the Portfolios and at commission rates which are reasonable in relation to the benefits received. In selecting brokers or dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities
Exchange Act of 1934) to the Portfolios and/or the other accounts over which the SubAdviser, Adviser or their affiliates exercise investment discretion. The Sub-Adviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Portfolio which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Adviser and its affiliates have with respect to accounts over which they exercise investment discretion. The Directors of the Fund shall periodically review the commissions paid by the Portfolios to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits to the Portfolios.

2.	As compensation for the services to be furnished
by the Sub-Adviser hereunder, the Adviser agrees to pay the Sub-Adviser a monthly fee equal to 50% of the sub-advisory fee that the Client is obligated to pay the Adviser under the Sub-Advisory Agreement in respect of that portion of the Portfolios' assets managed by the SubAdviser during such month. Such fee shall not be reduced to reflect expense reimbursements or fee waivers by the Adviser, if any, in effect from time to time.

3.	It is understood that Directors, officers, and
shareholders of the Fund are or may be or become interested in the Adviser or the Sub-Adviser as directors, officers or otherwise and that directors, officers and stockholders of the Adviser or the Sub-Adviser are or may be or become similarly interested in the Fund, and that the Adviser or the Sub-Adviser may be or become interested in the Fund as a shareholder or otherwise.

4.	It is understood that each Portfolio will pay all its
expenses other than those expressly stated to be payable by the Sub-Adviser hereunder or by the Adviser under the Sub-Advisory
Agreement.

5.	The Services of the Sub-Adviser to the Adviser
are not to be deemed to be exclusive, the Sub-Adviser being free to render services to others and engage in other activities, provided, however, that such other services and activities do not, during the term of this Agreement, interfere, in a material manner, with the Sub-Adviser's ability to meet all of its obligations with respect to rendering investment advice hereunder. The Sub-
Adviser shall for all purposes be an independent contractor and not an agent or employee of the Adviser or the Fund.

6.	In the absence of willful misfeasance, bad faith,
gross negligence or reckless disregard of obligations or duties hereunder on the part of the Sub-Adviser, the Sub-Adviser shall not be subject to liability to the Adviser, the Client, the Fund or to any shareholder of the Portfolios for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

7.	(a)	Subject to prior termination as provided in
sub-paragraph (d) of this paragraph 7 for each
Portfolio, this Agreement shall continue in
force for 150 days or until a new Sub-Sub-
Advisory Agreement between the Adviser and
the Sub-Adviser is approved by the Fund's
Board of Directors, whichever is sooner.
(b)	This Agreement may be modified by mutual
consent subject to the provisions of Section 15
of the 1940 Act, as modified by or interpreted
by any applicable order or orders of the
Securities and Exchange Commission (the
"Commission") or any rules or regulations
adopted by, or interpretive releases of, the
Commission.
(c)	In addition to the requirements of sub
paragraphs (a) and (b) of this paragraph 7, the
terms of any continuance or modification of the
Agreement must have been approved by the
vote of a majority of those Directors of the
Fund who are not parties to such Agreement or
interested persons of any such party, cast in
person at a meeting called for the purpose of
voting on such approval.
(d)	Either the Adviser, the Sub-Adviser or the
Portfolios may, at any time on sixty (60) days' prior written notice to the other parties, terminate this Agreement, without payment of any penalty, by action of its Board of Directors, or by vote of a majority of its outstanding voting securities. This Agreement shall terminate automatically upon the termination of the Sub-Advisory Agreement.
This Agreement shall terminate automatically in the event of its assignment.

8.	The Sub-Adviser agrees that any obligations of
the Fund or the Portfolios arising in connection with this Agreement shall be limited in all cases to the Portfolios and its assets, and the Sub-Adviser shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Portfolios. Nor shall the Sub-Adviser seek satisfaction of any such obligation from the Directors or any individual Director.

9.	 THIS AGREEMENT SHALL BE GOVERNED
BY, AND CONSTRUED IN ACCORDANCE WITH, THE
LAWS OF THE COMMONWEALTH OF MASSACHUSETTS,
WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS
PROVISIONS THEREOF.

The terms ''registered investment company,"
''vote of a majority of the outstanding voting securities,"
''assignment," and ''interested persons," when used herein, shall have the respective meanings specified in the Investment
Company Act of 1940 as now in effect or as hereafter amended.

IN WITNESS WHEREOF the parties hereto have caused this instrument to be signed in their behalf by their respective officers thereunto duly authorized, and their respective seals to be hereunto affixed, all as of the date written above.



FMR CO., INC.



BY:
 ___________________________________________


Philip Bullen
Senior Vice President






FIDELITY MANAGEMENT & RESEARCH COMPANY



BY:
 ___________________________________________


Philip Bullen
Senior Vice President








Exhibit A to Sub-Sub-Advisory Agreement
As of Decmeber 16, 2003

Metropolitan Series Fund, Inc.
FI International Stock Portfolio












FMR CO., INC.



BY:
 ___________________________________________


Philip Bullen
Senior Vice President






FIDELITY MANAGEMENT & RESEARCH COMPANY



BY:
 ___________________________________________


Philip Bullen
Senior Vice President